Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement of United Bancorp, Inc. on Form S-3D/A of our report dated March 20, 2018, on our audits of the consolidated financial statements of United Bancorp, Inc. as of December 31, 2017 and 2016 and for the years then ended, which reports are included in its Annual Report on Form 10-K. We also consent to the references to our firm under the caption “Experts.”

BKD, LLP

/s/ BKD, LLP

Cincinnati, Ohio

May 17, 2018